UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under §240.14a-12

Shift4 Payments, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3501 CORPORATE PARKWAY

CENTER VALLEY, PENNSYLVANIA 18034

June 4, 2025

On April 30, 2025, Shift4 Payments, Inc. (“we,” “us,” “our,” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a proxy statement (the “Proxy Statement”) and its Notice of Annual Meeting of Stockholders for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at 12:00 p.m. Eastern Time on Friday, June 13, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FOUR2025.

On or around April 30, 2025, the Company began distributing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders of record as of April 22, 2025 (the “Record Date”) containing instructions on how to access the Proxy Statement and vote.

Since the distribution of the proxy materials, there have been developments regarding the management and Board of Directors (the “Board”) of the Company. We are reaching out to you to describe these recent events and to supplement portions of the Proxy Statement as set forth in this supplement to the Proxy Statement (this “Supplement”).

Resignation of Chief Executive Officer and Appointment of Executive Chairman

On June 4, 2025, the Company announced that Jared Isaacman has resigned from his role as the Company’s Chief Executive Officer effective June 5, 2025 (the “Effective Time”). Mr. Isaacman, the Company’s founder, has been a pivotal leader in the Company, and his contributions have been instrumental in the Company’s growth and success. As of the Effective Time, Mr. Isaacman has been appointed as the Executive Chairman of the Company. In his role as Executive Chairman, Mr. Isaacman will remain an executive officer and Class I member of the Board. The Company expresses its gratitude for his service and leadership and looks forward to his continued role as a Class I director and Executive Chairman of the Board.

Appointment of New Chief Executive Officer and Class I Director

As part of the Company’s previously announced succession planning and in connection with Mr. Isaacman’s resignation, the Company’s President, Taylor Lauber, has been appointed as the new Chief Executive Officer and the Company’s principal executive officer, effective as of the Effective Time. Mr. Lauber has also been appointed by the Company’s Board to serve as a Class I member of the Board, with a term to expire at the 2027 annual meeting of stockholders and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. The Board is confident in Mr. Lauber’s ability to lead the Company into its next phase of growth.

A description of Mr. Lauber’s background and experience can be found in the Proxy Statement. The Company believes Mr. Lauber is qualified to serve on the Board due to his extensive experience in executive leadership positions and his knowledge of our business in particular, gained through his service as President and Chief Strategy Officer.

Updated Board Leadership Structure

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. In connection with the transitions described herein, Mr. Lauber will serve as the Company’s Chief Executive Officer and Mr. Isaacman will serve as the Executive Chairman of the Board.

The Company’s current Board leadership structure therefore comprises a Chief Executive Officer and an Executive Chairman of the Board. Our Board exercises its judgment in combining or separating the roles of Chair of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.

The Board believes that, under the Company’s present circumstances, its current leadership structure, with a separate Executive Chairman of the Board and Chief Executive Officer, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, including its oversight of management, and the Company’s overall corporate governance. Our Board believes that an Executive Chairman of the Board with prior corporate governance, finance and investment experience, combined with a Chief Executive Officer who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing the Company, while leveraging our Executive Chairman’s experience to drive accountability at the Board level and to support the Chief Executive Officer, with a focus on major projects, strategic capital allocation and the quarterly earnings process. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders. Christopher Cruz will continue to serve as our lead independent director.

Updated Board Composition

With Mr. Lauber’s appointment to the Board, we currently have nine directors on our Board. At the Annual Meeting, three Class II Directors, Christopher N. Cruz, Seth Dallaire, and Sarah Grover, are to be elected to hold office until the annual meeting of stockholders to be held in 2028 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.

Restructuring Transactions

As previously disclosed, on April 29, 2025 the Company entered into an agreement (the “Restructuring Transaction Agreement”) with Mr. Isaacman and his holding company (“Rook”) to simplify its organizational and capital structure, including, among other things, collapsing the Company’s current “Up-C” structure (the “Up-C Collapse”) via a taxable exchange and the assignment and waiver of the Tax Receivable Agreement, dated June 4, 2020, by and between the Company, Rook and the other parties thereto (the “TRA” and the foregoing transactions, collectively, the “Restructuring Transactions”).

The Restructuring Transactions were subject to several conditions, including the ratification and confirmation by the U.S. Senate of Mr. Isaacman’s appointment as administrator of the National Aeronautics and Space Administration. As a result of this condition not being met, Mr. Isaacman is no longer required to reduce his voting shares and the Restructuring Transaction Agreement has automatically terminated in accordance with its terms.

Except for the developments described above, this Supplement does not modify or supplement any other matter presented for consideration or otherwise set forth in the Proxy Statement. We have, however, for stockholders’ convenience, included summary information regarding voting and the revocability of proxies. This Supplement should be read in conjunction with the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), as each contains information that is important to your decisions in voting at the Annual Meeting.

Impact on Voting

Stockholders do not need to take any action if they have already voted their shares for the Annual Meeting. All of the nominees named in the Proxy Statement sent or made available to the Company’s stockholders as of the Record Date will continue to stand for election at the Annual Meeting. The form of proxy card that was appended to the Company’s Proxy Statement remains valid, and no new proxy cards are being distributed.

If you have not already voted, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you previously received paper copies of proxy materials, by signing, dating and returning the previously enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you received a printed proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously voted or submitted your proxy.

Thank you for your support.

Jordan Frankel

Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance

Center Valley, Pennsylvania

June 4, 2025